ASSET PURCHASE AGREEMENT

among

KINGDOM LIFE SCIENCES LLC,

a Utah limited liability company,

FRÉLLI, INC.

a Nevada corporation,

and the

BENEFICIAL OWNERS, as defined herein

July 31, 2018

This document has been prepared solely to facilitate discussions of a possible transaction among the Parties identified herein. It is not intended, and will not be deemed, to constitute an offer or agreement, or to create legally binding or enforceable obligations, of any type or nature. No such offer, agreement or obligations shall be made or created among the Parties identified herein except pursuant to a written agreement executed by such Parties.

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into on July 31, 2018, by and among (a) Kingdom Life Sciences LLC, a Utah limited liability company (“Seller”), (b) Frélii, Inc., a Nevada corporation (“Buyer”) and, (c) the equityholders of Seller whose names appear on the signature pages hereto (collectively, the “Beneficial Owners”). Each of the above referenced parties is sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Seller is engaged in the business of manufacturing and selling the health supplements marketed and sold as KEOTONE and KEOSPARK (the “Business”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (each, a “Lien”) in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located (other than the Excluded Assets (as defined below)), which are used or held for use in connection with the Business (collectively, the “Purchased Assets”). Without limiting the generality of the foregoing, the Purchased Assets shall include: (i) all inventory of KEOTONE and KEOSPARK currently held by Seller and listed and identified in Section 1.01 of the Disclosure Schedules attached hereto (the “Disclosure Schedules”); (ii) all of the Intellectual Property and Intellectual Property Rights that are owned or controlled by Seller and that are used in, held for use or necessary for the conduct of the Business, including the Intellectual Property and Intellectual Property Rights and the technology, products and services set forth on Section 1.01 of the Disclosure Schedules; (iii) all information, files, correspondence, records, data, plans, reports and recorded knowledge of Seller related to or used in connection with the Business, including customer, supplier, price and mailing lists, and all accounting or other books and records of Seller used in connection with the Business in whatever media retained or stored, including computer programs, disks and rights to access cloud storage data, if any; (iv) all claims, causes of action, choses in action, rights of recovery and rights under all warranties, representations and guarantees made by supplies of products, materials, equipment or services, or components thereof, arising from or relating to the other Purchased Assets; (v) a true and complete copy of the books and records, financial statement work papers, trial balances and account reconciliations, invoices, and customer and supplier lists in each case relating to the Business or the Purchased Assets; (vi) all rights of Seller under all invention assignment, work product ownership and confidentiality agreements to which any employees or contractors of the Seller involved in the development of Intellectual Property are party; (vii) all goodwill and the going concern value of the Business.

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Section 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include any of the following assets or rights of Seller or any assets listed in Section 1.02 of the Disclosure Schedules attached hereto (collectively, the “Excluded Assets”): (i) any cash or cash equivalents; (ii) any accounts or notes receivable; (iii) any contracts and agreements to which Seller is party or the Purchased Assets are bound, excluding those described in clause (v) of the last sentence of Section 1.01; (iv) any furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property; (v) any owned or leased real property; (vi) any rights to any actions or proceedings of any nature available to or being pursued by Seller excluding those described in clause (iii) of the last sentence of Section 1.01; (vii) any prepaid expenses, credits, advance payments, claims, security, refunds and deposits; (viii) any pension, retirement, compensation, employment, profit-sharing, deferred compensation, incentive, bonus or other benefit plans, or any employee files, logs or records; (ix) any corporate seals, organizational documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller; (x) any insurance policies; (v) any tax receivables, tax credits or other tax assets; (vi) any rights of Seller under this Agreement and the documents and agreements delivered hereunder.

Section 1.02 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations arising before and after the Closing (as defined herein) that are listed in Section 1.03 of the Disclosure Schedules under the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation, or other act or omission, by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities disclosed in Section 1.03 of the Disclosure Schedule, Buyer shall not assume any liabilities or obligations of any kind of Seller or related to the Purchased Assets, in each case whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (collectively, the “Excluded Liabilities”).

Section 1.03 Consideration.

(a) Buyer’s Common Stock. In exchange for the Purchased Assets, Buyer shall issue to Seller or Seller’s assigns twenty thousand (20,000) restricted Series B Common Stock shares of Buyer currently traded under the symbol “FRLI” (the “Shares”); and

(b) Payment of Assumed Liabilities. Buyer shall pay on behalf of Seller a credit card liability of $19,244.48 (the balance as of June 28, 2018) that is also set forth in Section 1.03 of the Disclosure Schedules, no later than five business days from the Closing.

Section 1.04 Third-Party Consents. To the extent that Seller’s rights under any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture or any other agreement, commitment or legally binding arrangement, in each case whether written or oral (each, a “Contract”) constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity (each, a “Person”) which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing (as defined below) as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Buyer in any other arrangement designed to provide such benefits to Buyer.

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Article II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof (the “Closing Date”) at the offices of Frélii, Inc., 2600 W. Executive Pkwy., Suite 500, Lehi, UT 84043. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets;

(iii) an assignment in form and substance satisfactory to Buyer (the “Intellectual Property Assignment”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to any trademark registrations and applications, patents and patent applications, copyright registrations and applications and domain name registrations included in the Purchased Assets to Buyer;

(iv) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of managers and of the members of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement;

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Shares;

(ii) the Bill of Sale duly executed by Buyer;

(iii) the Assignment and Assumption Agreement duly executed by Buyer;

(iv) the Intellectual Property Assignment duly executed by Buyer; and

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Article III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the Closing. For purposes of this Article III, “Seller’s knowledge”, “knowledge of Seller” and any similar phrases shall mean the actual knowledge of any Beneficial Owner or any manager or officer of Seller, and all facts of which any such Person (as defined below) or Persons, after reasonable inquiry, should be aware.

Section 3.01 Organization, Authority and Qualification of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets and the operation of the Business makes such licensing or qualification necessary. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and each Beneficial Owner, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller and such Beneficial Owner, enforceable against such Person in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. Except as set forth in the Disclosure Schedules, the execution, delivery and performance by Seller and the Beneficial Owners of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, operating agreement or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, the Beneficial Owners or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller or any Beneficial Owner is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Lien on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller or any Beneficial Owner from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.03 Capitalization. All issued and outstanding securities of Seller are held beneficially and of record by the Beneficial Owners and in the amounts set forth in Section 1.04 of the Disclosure Schedules. Except for the equity securities of Seller described in Section 1.04 of the Disclosure Schedules, there are (a) no other equity securities or voting securities of Seller, (b) no securities of Seller convertible into or exchangeable for equity securities or voting securities of Seller and (c) no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments that could require Seller to issue, sell or otherwise cause to become outstanding any of its equity interests. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any issued and outstanding securities of Seller. There are no outstanding or authorized equity appreciation, phantom equity, profit participation or similar rights with respect to Seller or any repurchase, redemption or other obligation to acquire for value any equity interests of Seller.

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Section 3.04 Title to Purchased Assets. Seller owns and has good title to all of the Purchased Assets, free and clear of Liens.

Section 3.05 Condition and Sufficiency of Assets. The Purchased Assets are in good condition and are adequate for the uses in which they are being put, and none of such Purchased Assets are in need of maintenance or repairs. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business.

Section 3.06 Intellectual Property. Definitions:

(i) “Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered, including, without limitation, any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing, (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or governmental authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs, (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights, (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein, (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other governmental authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models) (“Patents”), (f) Software, (g) semiconductor chips and mask works, (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing and (i) all rights to any Actions (as defined below) of any nature available to or being pursued by Seller to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages;

(ii) “Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business (as currently conducted or proposed to be conducted) to which Seller is a party, beneficiary or otherwise bound;

(iii) “Intellectual Property Assets” means all Intellectual Property that is owned or purported to be owned by Seller and/or used in or necessary for the conduct of the Business as currently conducted or proposed to be conducted; and

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(iv) “Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any governmental authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

(b) The Disclosure Schedules list all (i) Intellectual Property Registrations, (ii) Software that is an Intellectual Property Asset, together with a description of such Software and indicating the owner of the Intellectual Property rights in such Software, and (iii) material Intellectual Property Assets that are not registered. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant governmental authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing, valid, subsisting and enforceable. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(c) The Disclosure Schedules list all Intellectual Property Agreements. Seller has provided Buyer with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. No Person has a right to receive a royalty or similar payment in respect of any Intellectual Property Asset pursuant to any Intellectual Property Agreement. Seller has not licensed any Intellectual Property Asset to any third party. No third party has paid or is obligated to pay Seller royalties or similar payments in respect of any Intellectual Property Asset. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Seller has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any products or services offered by the Business or any third party Intellectual Property rights. Seller is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Intellectual Property Assets to any person or entity.

(d) Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted or proposed to be conducted, in each case, free and clear of Liens (as defined below). Without limiting the generality of the foregoing, Seller has entered into binding, written agreements with every current and former employee of Seller, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Seller any ownership interest and right they may have in the Intellectual Property Assets and (ii) acknowledge Seller’s exclusive ownership of all Intellectual Property Assets. Seller has provided Buyer with true and complete copies of all such agreements. No current or former employee or consultant who has provided services in connection with the Business has excluded works or inventions made prior to his or her employment or consulting relationship with Seller from his or her assignment of inventions to Seller. No officer or employee who has provided services in connection with the Business is in violation of any prior employee contract, proprietary information agreement, or noncompetition agreement. As used in this Agreement, “Lien” means any security interest, pledge, license, sublicense, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, option, warrant, purchase right, commitment, right of first refusal, grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, third-party claim, demand, equity, security title, lien, encumbrance or other similar arrangement or interest in real or personal property.

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(e) The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate the Business. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted or proposed to be conducted, and immediately after the Closing, the Buyer shall have the same rights, and no additional liabilities, in the Intellectual Property Assets and the Intellectual Property licensed under the Intellectual Property Agreements as Seller had immediately prior to the Closing.

(f) None of the trade secrets or other confidential information within the Intellectual Property Assets have been disclosed to any Person (including any directors, officers, employees, consultants, contractors and agents of Seller) unless such disclosure was reasonably necessary and made pursuant to an appropriate agreement to protect the confidentiality and value thereof and, there has not been any breach of any such agreement. Seller has taken all necessary and appropriate measures to maintain in confidence and protect the proprietary nature of such trade secrets and confidential information to preserve the trade secret status or confidentiality thereof, as applicable.

(g) The conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller or proposed to be used by Buyer, have not, do not and will not infringe, misappropriate, dilute or otherwise violate, the Intellectual Property or other rights of any Person. To the knowledge of Seller, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(h) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller in connection with the Business, (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Seller’s rights with respect to any Intellectual Property Assets or (iii) by Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Seller is not subject to any outstanding or prospective governmental order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

(i) Neither the execution, delivery, nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) cause the forfeiture or termination or give rise to a right of forfeiture or termination of or result in any loss of, or the diminishment in value of, any Intellectual Property Assets, (ii) result in (A) Seller granting to any Person any license, covenant not to sue, immunity, or other right to, or with respect to, any of the Intellectual Property Assets, (B) the Business or the Intellectual Property Assets being bound by, or subject to, any noncompete or other restriction on the operation or scope of the Business, or (C) Seller and, after the Closing, Buyer being obligated to pay any royalties or other amounts to any Person.

Section 3.07 Legal Proceedings. There is no Action (as defined below) of any nature pending or, to Seller’s knowledge, threatened against or by Seller or, as applicable, any Beneficial Owner (a) relating to or affecting Seller, the Purchased Assets or the Business or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. As used in this Agreement, “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

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Section 3.08 Compliance With Laws. Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets and the operation of the Business.

Section 3.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Beneficial Owner.

Section 3.10 Data Privacy. The Business has complied with and, as currently conducted and as proposed to be conducted, is in compliance with, all laws applicable to data privacy, data security, and/or personal information, including the Federal Trade Commission’s Fair Information Principles, as well as industry standards applicable to Seller and the Business. Seller has complied with, and is presently in compliance with, its policies applicable to data privacy, data security, and/or personal information. Seller has not experienced any incident in which personal information or other data was or may have been stolen or improperly accessed, and Seller is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

Section 3.11 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the Closing. For purposes of this Article IV, “Buyer’s knowledge”, “knowledge of Buyer” any similar phrases shall mean the actual knowledge of any manager or officer of Buyer, and all facts of which any such Person (as defined below) or Persons, after reasonable inquiry, should be aware.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, operating agreement or other organizational documents of Buyer or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law, Seller shall not make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of Buyer.

Section 5.02 Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.04 Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.05 Release by Seller. In consideration of the payment of all amounts hereunder by Buyer and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement:

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(a) Seller and each Beneficial Owner, on behalf of itself and himself and each of their respective Affiliates (as defined below) and former and current equityholders (individually, a “Releasor” and, collectively, “Releasors”), hereby releases and forever discharges Buyer and each of its Affiliates, and any individual, joint or mutual, past, present and future representatives, agents, financial advisors, attorneys, other consultants, employees, officers, directors, managers, equityholders, partners, members, controlling persons, subsidiaries, successors and assigns of any of the foregoing (individually, a “Releasee” and, collectively, “Releasees”), from any and all Actions, obligations, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor, or any of its or his heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date (all of the foregoing collectively referred to herein as the “Released Claims”); provided, however, that nothing contained herein shall operate to release any obligations of Buyer under this Agreement. Seller and each Beneficial Owner represents and warrants to Buyer that it has not made any assignment or transfer of any Released Claim or other matter covered by this Section 5.05(a). Seller and each Beneficial Owner hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any Action of any kind against any Releasee, based upon any matter released hereby. As used in this Agreement, “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and for such purpose the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) Seller and each Beneficial Owner hereby acknowledges and intends that this release shall be effective as a bar to each and every one of the Released Claims hereinabove mentioned or implied. Seller and each Beneficial Owner expressly consent that this release shall be given full force and effect in accordance with each and every express term or provision, including those (i) relating to any Released Claims hereinabove mentioned or implied or (ii) relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Seller and each Beneficial Owner understand applicable laws may give it the right not to release existing claims of which Seller is not aware, unless Seller voluntarily chooses to waive this right. Having been so apprised, Seller and each Beneficial Owner nevertheless hereby voluntarily elect to and do waive such rights, and elect to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, arising out of or related to liabilities arising from any claims or other matters released pursuant to Section 5.05. Seller and each Beneficial Owner acknowledge and agree that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Buyer would not have agreed to the terms of this Agreement.

Section 5.06 Non-Competition; Non-Solicitation and No-Hire; Non-Disclosure; Non-Disparagement.

(a) Non-Competition. In consideration of the payment of all amounts required to be paid hereunder by Buyer and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement, during the period of five (5) years commencing on the Closing Date (the “Restrictive Covenant Period”), Seller shall not, and shall cause its and their respective Affiliates and its and their respective representatives acting on its or their behalf to not, directly or indirectly, render services or assistance to, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, equityholder, member, director, officer, manager, employee, consultant, joint venturer, debt or equity investor, lessor, agent or other representative, any Person that engages in any business competitive in any manner with the Business (“Competing Business”) (including directly or indirectly as a division or group of a larger organization) or otherwise engage in or conduct (whether as an owner, operator, employee, officer, director, manager, consultant, advisor, representative or otherwise) in a Competing Business.

(b) Non-Solicitation; No-Hire. In consideration of the payment of all amounts hereunder by Buyer and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement, during the Restrictive Covenant Period, Seller shall not, and shall cause its and their respective Affiliates and its and their respective representatives to not, directly or indirectly, (i) recruit, solicit or otherwise induce or attempt to induce any employee or independent contractor of Buyer or any of its Affiliates to leave the employ or services Buyer or any of its Affiliates, as applicable, or in any way interfere with the relationship between Buyer or any of its Affiliates and any employee, consultant or independent contractor thereof, (ii) employ, hire or otherwise retain any Person who is an employee, consultant or independent contractor of Buyer or any of its Affiliates while such Person has any relationship with Buyer or any of its Affiliates, as applicable, and for one hundred eighty (180) days thereafter or (iii) recruit, solicit or otherwise induce or attempt to induce any customer, prospective customer, supplier, licensee, licensor, franchisee or other business relation of any of Buyer or any of its Affiliates to terminate, reduce or adversely modify its business with Buyer or any of its Affiliates, as applicable, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Buyer or any of its Affiliates, as applicable.

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(c) Non-Disclosure. In consideration of the payment of all amounts hereunder by Buyer and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement, from and after the Closing, Seller agrees that (i) such Person shall, and shall cause each of its or his Affiliates to, keep confidential all confidential, non-public or proprietary information and materials regarding the Business and Buyer and any of its Affiliates (except to the extent (x) disclosure of such information is required by law or (y) the information becomes publicly known except through the actions or inactions of any such Person), (ii) such Person shall take all appropriate steps (and cause each of its or his Affiliates to take all appropriate steps) to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft and, (iii) in the event such Person or any of its or his Affiliates is required by law to disclose any such information, such Person shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Buyer to preserve the confidentiality of such information consistent with applicable law.

(d) Non-Disparagement. Seller agrees that such Person shall not, and shall cause each of its or his Affiliates and its and their respective representatives not to, make any negative or disparaging statements or communications regarding (i) the Business or (ii) Buyer or any of its Affiliates or any of their respective services, products or practices, or any of their respective directors, managers, officers, employees, agents, representatives, direct or indirect equityholders, either orally or in writing, at any time from and after the Closing.

(e) Severability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.06 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

Section 5.07 Books and Records. In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of five (5) years following the Closing, Seller shall (i) retain the books and records (including personnel files) of Seller which relate to the Purchased Assets, the Business and its operations for periods prior to the Closing and, (ii) upon reasonable notice, afford Buyer reasonable access (including the right to make photocopies), during normal business hours, to such books and records.

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ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 6.02 Indemnification By Seller and the Beneficial Owners. Subject to the other terms and conditions of this Article VI, Seller and each Beneficial Owner shall on a joint and several basis defend, indemnify and hold harmless Buyer, its Affiliates and their respective equityholders, managers, directors, officers, employees, successors and assigns (each, a “Buyer Indemnified Party”) from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (collectively, “Losses”), arising from or relating to any:

(a) inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder;

(c) any Excluded Asset or Excluded Liability; or

(d) liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

For purposes of this Section 6.02, any inaccuracy in any representation or the breach of any warranty and the Losses incurred by a Buyer Indemnified Party thereby shall be determined without regard to any materiality or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall defend, indemnify and hold harmless Seller, its Affiliates and their respective equitytholders, managers, directors, officers, employees, successors and assigns (each, a “Seller Indemnified Party”) from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party (or related Buyer Indemnified Party or Seller Indemnified Party, as applicable) entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other Party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

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Section 6.05 Payment of Damages. Any Losses payable to a Buyer Indemnified Party pursuant to this Article VI the Buyer shall be satisfied first by offsetting against such Losses against any amounts payable under this Agreement and to the extent that such Losses exceed any remaining amounts that may be payable thereunder, Seller and the Beneficial Owners shall on a joint and several basis pay any such excess directly to Buyer by wire transfer of immediately available funds promptly, and in any event within five (5) business days of the determination of the amount of such Losses under this Article VI.

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07 Effect of Investigation. No Buyer Indemnified Party’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will be affected by any investigation conducted by Buyer, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.08 Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller or the Beneficial Owners:	Kingdom Life Sciences LLC 2600 W. Executive Pkwy., Ste. 500, Lehi, UT 84045 Email: ianjenkinsmarketing@gmail.com Attention: Ian Jenkins

If to Buyer:	Frélii, Inc. 2600 W. Executive Pkwy., Ste. 500 Lehi, UT 84043 Kline Law Group 15615 Alton Pkwy., Suite 450 Irvine, CA 92618 E-mail: scott@klinelg.com Attention: Scott Kline, Esq. Julia Kline, Esq.

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Section 7.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. Except as provided in Section 5.06(e), if any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and the documents to be delivered hereunder and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), on the other hand, the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 7.07 No Third-Party Beneficiaries. Except for the rights provided to Buyer Indemnified Parties and Seller Indemnified Parties under Article VI, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer and Seller.

Section 7.09 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction).

Section 7.11 Arbitration.

(a) Except for disputes and claims with respect to which a party seeks specific performance (which may be pursued in any state and federal court located in Salt Lake City, Utah), each Party agrees that arbitration administered by JAMS, Inc. in accordance with its Comprehensive Arbitration Rules and Procedures (the “Arbitration Rules”) shall be the sole and exclusive method for resolving any claim or dispute arising out of or relating to the rights and obligations of the Parties under this Agreement, whether such claim or dispute arose or the facts on which such claim or dispute is based occurred prior to or after the execution and delivery of this Agreement.

(b) The Parties hereto agree that (i) one (1) arbitrator shall be appointed pursuant to the Arbitration Rules to conduct any such arbitration, (ii) such arbitrator shall have at least fifteen (15) years of experience with respect to asset purchase agreements and complex commercial contracts under Utah law, (iii) all meetings of the Parties and all hearings with respect to any such arbitration shall take place in Salt Lake City, Utah and (iv) each Party to the arbitration shall bear its own costs and expenses (including all attorneys’ fees and expenses, except to the extent otherwise required by applicable Law), and all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator’s fees, hearing expenses, etc.) shall be borne equally by the Parties; provided, however, that the arbitrator shall, in the award, allocate all such costs and expenses against the Party(ies) who did not prevail.

(c) The Parties agree that, subject to the right of any Party to confirm any decision, judgment, ruling, finding, award or other determination of an arbitration as provided in this Section 7.11, the decision, judgment, ruling, finding, award or other determination of any arbitration under the Arbitration Rules shall be final, conclusive and binding on all of the Parties; provided, however, that nothing in this Section 7.11 shall prohibit any Party from instituting litigation to enforce any final decision, judgment, ruling, finding, award or other determination of the arbitration.

Section 7.12 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby, to the extent permissible under law.

Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement, including Section 5.06, were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

KINGDOM LIFE SCIENCES, LLC

By:	Gregory Mongeon
Its:	President
Date:

BENEFICIAL OWNERS:

FLAGSHIP TRUST

By:
Date:

GREGORY MONGEON

By:	Gregory Mongeon
Date:

CHRISTOPHER DEAN

By:	Christopher Dean
Date:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

FRELII, INC.

By:	Ian G. Jenkins
Its:	Chief Executive Officer
Date:

DISCLOSURE SCHEDULES

Section 1.01

The Purchased Assets are all of Seller’s inventory of KEOTONE and KEOSPARK, all right, title and interest in any intellectual property related to KEOTONE and KEOSPARK, including but not limited to any web domains, marketing materials, patents, copyrights, and trademarks registered for KEOTONE or KEOSPARK.

USPTO registered trademark # 87552562 for KEOTONE.

Section 1.02

Excluded Assets are:

Seller’s computers, printers, office furniture, other proprietary formulas and products, equity ownership of Best Friends Collagen, proceeds from any of Seller’s joint ventures, and sales proceeds from any other of Seller’s products including but not limited to the product known as Beelyte.

Section 1.03

Assumed Liabilities include:

(1)	XXXX (business credit card), Account: xxxx-xxxx-xxxx-6936, Balance (as of June 28, 2018): $19,244.48

Section 1.04

Beneficial Ownership of Seller:

Name of Owner and Address	Number of Units Owned	Percentage of Total Ownership

Christopher Dean		25%

Gregory Mongeon		50%

Flagship Trust		25%

SECRETARY’S CERTIFICATE

OF

KINGDOM LIFE SCIENCES, LLC

July 31, 2018

Reference is hereby made to Section 2.02(a)(iv) of that certain Asset Purchase Agreement, dated as of July 31, 2018, by and among (a) Kingdom Life Sciences, LLC, a Utah limited liability company (the “Company”), (b) Frélii, Inc., a Nevada corporation (“Buyer”), and, (c) the equity holders of the Company whose names appear on the signature pages to the Purchase Agreement (collectively, the “Beneficial Owners”) (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

I, Gregory Mongeon, do hereby certify in my capacity as a corporate officer of the Company and without personal liability, that I am the duly appointed and acting Secretary of the Company, and that:

1.        Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the members of the Company (the “Members”) by written consent in lieu of a special meeting of the Members authorizing the Company’s execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby, and such resolutions have not been amended, modified or rescinded and are in full force and effect.

2.       Each of the persons listed below is a duly elected, qualified, and acting officer of the Company occupying the offices set forth adjacent to such person’s name, duly authorized to execute, and deliver on behalf of the Company the Purchase Agreement and the documents to be delivered thereunder, and the signature appearing below is a true and authentic signature of such person.

Name	Office(s)	Signature

Gregory Mongeon	President and Secretary

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Secretary’s Certificate to be duly executed as of the day and year first written above.

KINGDOM LIFE SCIENCES, LLC

By:
Name:	Gregory Mongeon
Title:	President and Secretary

WRITTEN CONSENT IN LIEU OF A MEETING

OF THE MEMBERS

July 31, 2018

The undersigned, being all of the members (the “Members”) of Kingdom Life Sciences, LLC, a Utah limited liability company (the “Company”), hereby take the following actions and adopt the following resolutions by unanimous written consent pursuant to the Limited Liability Company Agreement of the Company and the corporate statues of the State of Utah (the “Act”).

I.       ASSET PURCHASE AGREEMENT

WHEREAS, the Members deem it to be in the best interests of the Company to enter into that certain Asset Purchase Agreement by and among the Company, Frélii, Inc., a Nevada corporation (“Buyer”), and the equityholders of the Company whose names appear on the signature pages thereto in the form presented to and reviewed by the Members (the “Asset Purchase Agreement”), pursuant to which the Company will sell, convey and transfer the Purchased Assets (as defined in the Asset Purchase Agreement) (the “Asset Sale”) to Buyer.

NOW THEREFORE LET IT BE:

RESOLVED, that the form, terms and provisions of the Asset Purchase Agreement, including all exhibits and schedules attached thereto, be, and hereby are, approved;

RESOLVED, that the Members and the officers of the Company (each such person, an “Authorized Person”) be, and each of them hereby is, authorized and empowered to execute and deliver the Asset Purchase Agreement, including all exhibits and schedules attached thereto, in the name and on behalf of the Company with such additions, deletions or changes therein (including, without limitation, any additions, deletions or changes to any schedules or exhibits thereto) as the Authorized Person executing the same shall approve (the execution and delivery thereof by the Authorized Person to be conclusive evidence of his or her approval of any such additions, deletions or changes);

RESOLVED, that the Company be, and hereby is, authorized and empowered to perform all of its obligations under the Asset Purchase Agreement, including but not limited to, the Asset Sale;

RESOLVED, that each Authorized Person be, and hereby is, authorized and empowered to take all such further action and to execute and deliver all such further agreements, certificates, instruments and documents, in the name and on behalf of the Company; to pay or cause to be paid all expenses; to take all such other actions as the Authorized Person shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and

RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Authorized Persons to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.

II.       ELECTION OF OFFICERS

RESOLVED, that the following persons are appointed as officers of the Company, to serve until their successors are duly appointed and have qualified or until their earlier death, resignation or removal:

Name	Title

Gregory Mongeon	President and Secretary

The actions taken by this consent shall have the same force and effect as if taken at a meeting of the Members duly called and constituted pursuant to the Limited Liability Company Agreement of the Company and the Act. This consent may be executed in counterparts, each of which shall be deemed an original all of which, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Members as of the date first above written.

Gregory Mongeon (50%)

Flagship Trust (25%)

By:
Its:

Christopher Dean (25%)

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is entered into and effective as of July 31, 2018, by and among Kingdom Life Sciences, LLC, a Utah limited liability company (“Seller”), and Frélii, Inc., a Nevada corporation (“Buyer”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

WHEREAS, Buyer, Seller and the Beneficial Owners are parties to an Asset Purchase Agreement, dated July 31, 2018 (the “Purchase Agreement”); and

WHEREAS, the execution and delivery of this Bill of Sale is contemplated by Section 2.02 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, the parties hereto hereby agree as follows:

1.       Sale of Acquired Assets. For true and lawful consideration paid to it by Buyer, the sufficiency of which is hereby acknowledged (including as set forth in the Purchase Agreement), effective as of the Closing, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer all right, title and interest in and to the Purchased Assets, free and clear of all Liens. Seller expressly does not sell, assign, transfer, convey or deliver any asset that is an Excluded Asset.

2.       Acceptance. As of the Closing, Buyer hereby accepts the foregoing sale and assignment.

3.       Further Assurances. Seller shall (and the Beneficial Owners shall cause Seller to), from time to time after the delivery of this Bill of Sale, at Buyer’s reasonable request and without further consideration, execute and deliver such other instruments of conveyance and transfer, consents, bills of sale, assignments and assurances presented by Buyer as reasonably necessary to more effectively consummate, confirm or evidence the sale, assignment, transfer, conveyance and delivery to Buyer of the Purchased Assets as contemplated under the Purchase Agreement.

4.       Conflict with the Purchase Agreement. This Bill of Sale is subject to and controlled by the terms of the Purchase Agreement, including all of the representations, warranties, covenants, indemnities and agreements set forth in the Purchase Agreement. In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.

5.       Power of Attorney. Seller hereby appoints Buyer, its managers, officers, successors and assigns, as its true and lawful attorney, each with the full power of substitution, to act in its name and on its behalf with respect to the collection or reduction to possession of any of the Purchased Assets and to execute any documents and instruments and to do all such other acts and things as may be necessary to effectuate the foregoing; provided, however, that any such action taken by Buyer using such authority pursuant to this Section 5 shall not in any way be contrary to the terms and conditions of the Purchase Agreement and the relative rights, obligations and bargained for exchange of the parties thereunder. Seller further authorizes Buyer and its members, managers, officers, successors and assigns to receive and open all mail, telegrams, packages, electronic mail and other communications that are addressed to Seller and that relate solely to the Purchased Assets, and to reply to and retain such communications. The preceding sentence constitutes full authorization to the postal authorities, express courier companies and other persons to make delivery of such communications directly to Buyer or to persons specified by Buyer. Seller confers this authority upon Buyer and its members, managers, officers, successors and assigns on the condition that Buyer shall promptly forward to Seller all such mail, telegrams, electronic mail and other communications that do not relate solely to the Purchased Assets.

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6.       Enforceability. If any provision of this Bill of Sale or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.       Governing Law. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

8.       Entire Agreement. This Bill of Sale and each of the documents expressly referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

9.       Amendment; Waiver. This Bill of Sale may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Bill of Sale or, in the case of waiver, by the party or parties waiving compliance.

10.       Headings. The section headings contained in this Bill of Sale are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Bill of Sale.

11.       Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Bill of Sale and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

12.       No Third Party Beneficiaries. This Bill of Sale shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Bill of Sale.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed as of the day and year first above written.

SELLER:

KINGDOM LIFE SCIENCES, LLC

By:
Name:	Gregory Mongeon
Title:	President

BUYER:

FRELII, INC.

By:
Name:	Ian Jenkins
Title:	Chief Executive Officer

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